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                                                                 EXHIBIT 99.1(i)

                        GOLDMAN SACHS MONEY MARKET TRUST

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                -----------------------------------------------

     WHEREAS, Section 7.3 of the Agreement and Declaration of Trust of Goldman Sachs--Institutional Liquid Assets (the "Trust") dated December 6, 1978, as amended (the "Declaration"), provides that the Declaration may be amended from time to time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of the then Trustees);

     WHEREAS, Section 7.3 also provides that any such amendment having the purpose of changing the name of the Trust or the name of any series of Units theretofore established and designated, or establishing and designating new series of Units of the Trust, shall not require authorization by Unitholder vote;

     RESOLVED, that the Declaration be further amended as contemplated in
Section 7.3 thereof by establishing and designating (1) an additional series of Units of beneficial interest to be known as Financial Square Prime Rated Money Market Fund and (2) four classes of such series of such Units, to be known as "FST Shares," "FST Administration Shares," "FST Service Shares" and "FST Preferred Shares", such series to have the relative rights and preferences set forth in Section 4.2 of the Declaration; and

     FURTHER RESOLVED, that the President, any Vice President, the Treasurer and the Secretary of this Trust be, and they each hereby are, severally authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

     NOW, THEREFORE, the undersigned, Michael J. Richman, being the duly elected, appointed and serving Secretary of the Trust, hereby certifies that the resolutions above have been duly adopted by the Trust's Trustees and submits such amendment to the Commonwealth of Massachusetts for filing.

     WITNESS my hand this     day of                         , 1995.

                                     GOLDMAN SACHS MONEY MARKET TRUST


                                     -------------------------------------
                                     Michael J. Richman
                                     Secretary of the Trust

STATE OF NEW YORK   )
                    )   SS
COUNTY OF NEW YORK  )

     Then personally appeared the above-named Michael J. Richman and
acknowledged this instrument to be his free act and deed this         day
of                 , 1995.


                                     -------------------------------------
                                     Notary Public
                                     My commission expires: